UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2005

Intermix Media, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-26355	06-1556248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Center Drive, Suite #300 Los Angeles, California	90045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 215-1001

(Former name or former address, if changed since last report): Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 10, 2004, Intermix Media, Inc. (the “Company”) filed a current report on Form 8-K with the Securities and Exchange Commission (“SEC”) in which the Company disclosed, among other things, the intention of the Company’s Chief Financial Officer, Thomas Flahie, to resign upon the implementation of a plan providing for the transition of Mr. Flahie’s responsibilities. On January 13, 2005, Mr. Flahie provided his formal resignation as Chief Financial Officer to the Company’s Board of Directors. Mr. Flahie has agreed to remain employed by the Company through March 31, 2005 in order to continue to provide any additional assistance necessary in connection with the transition of his responsibilities. On January 14, 2005, the Company entered into a transitional employment agreement with Mr. Flahie memorializing the terms of his transitional employment and his separation from the Company. A copy of this agreement is provided as Exhibit 10.1 to this report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 10, 2004, the Company filed a current report on Form 8-K with the SEC in which the Company disclosed, among other things, the intention of the Company’s Chief Financial Officer, Thomas Flahie, to resign upon the implementation of a plan providing for the transition of Mr. Flahie’s responsibilities. On January 13, 2005, Mr. Flahie provided his formal resignation as Chief Financial Officer to the Company’s Board of Directors. Mr. Flahie has agreed to remain employed by the Company through March 31, 2005 in order to continue to provide any additional assistance necessary in connection with the transition of his responsibilities.

On January 14, 2005, the Company’s Board of Directors appointed Michael J. Mincieli Principal Financial and Accounting Officer. Mr. Mincieli, 36, has been the Company’s Vice President and Corporate Controller since April 2003.

Item 9.01 Financial Statements and Exhibits.

(c )	Exhibits

	10.1	Transitional Employment Agreement between Intermix Media, Inc. and Thomas Flahie.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2005	Intermix Media, Inc.

	By:	/s/ Christopher S Lipp
Christopher S. Lipp Sr. Vice President, General Counsel and Corporate Secretary